EXHIBIT 99.2

Item 6. Selected Financial Data

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
(Dollar amounts in thousands, except per share data)

	Year Ended December 31,
	2008	2007	2006	2005(1)	2004(1)(2)
Statement of Operations Data:
Contract revenue	$1,912,704	$947,691	$543,259	$294,479	$272,794
Operating expenses:
Contract (3)	1,650,156	845,743	496,271	272,753	228,845
Amortization of intangibles(3)	10,420	794	-	-	-
General and administrative(3)	120,031	68,071	58,054	46,837	35,314
Goodwill impairment	62,295	-	-	-	-
Government fines	-	22,000	-	-	-
Operating income (loss)	69,802	11,083	(11,066)	(25,111)	8,635
Interest expense, net	(9,032)	(6,055)	(11,820)	(6,096)	(3,946)
Other income (expense)	7,883	(3,477)	569	742	(387)
Loss on early extinguishment of debt	-	(15,375)	-	-	-
Income (loss) from continuing operations before income taxes	68,653	(13,824)	(22,317)	(30,465)	4,302
Provision (benefit) for income taxes	25,942	14,503	2,308	1,668	(1,027)
Income (loss) from continuing operations before noncontrolling interest	42,711	(28,327)	(24,625)	(32,133)	5,329
Less: Income attributable to noncontrolling interest	(1,836)	(2,210)	(1,036)	(651)	(403)
Income (loss) from continuing operations attributable to Willbros Group, Inc.	40,875	(30,537)	(25,661)	(32,784)	4,926
Income (loss) from discontinued operations net of provisions for income taxes	2,757	(21,414)	(83,402)	(8,319)	(27,111)
Net income attributable to Willbros Group Inc.	$43,632	$(51,951)	$(109,063)	$(41,103)	$(22,185)
Basic income (loss) per share attributable to Company shareholders:
Continuing operations	$1.07	$(1.04)	$(1.14)	$(1.54)	$0.24
Discontinued operations	0.07	(0.73)	(3.72)	(0.39)	(1.29)
Net income (loss)	$1.14	$(1.77)	$(4.86)	$(1.93)	$(1.05)

Diluted income (loss) per share attributable to Company shareholders:
Continuing operations	$1.11	$(1.04)	$(1.14)	$(1.54)	$0.24
Discontinued operations	0.06	(0.73)	(3.72)	(0.39)	(1.29)
Net income (loss)	$1.17	$(1.77)	$(4.86)	$(1.93)	$(1.05)

Cash Flow Data:
Cash provided by (used in):
Operating activities	$191,748	$(15,793)	$(102,587)	$(36,786)	$37,903
Investing activities	(11,725)	(150,601)	33,373	(36,964)	(36,751)
Financing activities	(60,044)	219,340	50,785	56,499	53,869
Effect of exchange rate changes	(5,001)	2,297	139	17	(829)
Balance Sheet Data (at period end):
Cash and cash equivalents	$207,864	$92,886	$37,643	$55,933	$73,167
Working capital	285,166	202,296	171,616	205,447	108,953
Total assets	787,344	778,391	580,654	497,897	415,434
Total liabilities	343,209	375,666	478,830	340,412	226,770
Total debt	120,514	141,578	149,697	117,162	57,246
Stockholders’ equity	444,135	402,725	101,824	157,485	188,664
Other Financial Data (excluding
discontinued operations):
Backlog (at period end) (4)	$655,494	$1,305,441	$602,272	$240,373	$73,343
Capital expenditures, excluding acquisitions	53,048	74,548	23,481	18,706	15,733
EBITDA (5)	183,047	10,696	897	(13,332)	17,621

Number of employees (at period end):	6,512	5,475	4,156	2,519	1,381

(1)	These amounts have been changed retrospectively to reflect the classification of discontinued operations as filed in the Form 8-K on December 12, 2006.

(2)	These amounts are presented as restated in the 2004 Form 10-K.
(3)
Historically, the Company has shown depreciation and amortization as a separate line item on its Consolidated Statements of Operations. Effective for the fiscal year ended December 31, 2007, Depreciation and amortization related to operating activities is included in Contract and Depreciation and amortization related to general and administrative activities is included General and Administrative (“G&A”).  This change in presentation was made to bring the Company’s presentation of financial results in line with its peers and provide greater comparability of its results within the industry.

(4)	Backlog is anticipated contract revenue from uncompleted portions of existing contracts and contracts whose award is reasonably assured.
(5)
EBITDA from continuing operations represents earnings from continuing operations before net interest, income taxes, depreciation and amortization and impairment of intangible assets. EBITDA from continuing operations is not intended to represent cash flows for the respective period, nor has it been presented as an alternative to operating income from continuing operations as an indicator of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States. See our Consolidated Statements of Cash Flows in our Consolidated Financial Statements included elsewhere in this Form 10-K. EBITDA from continuing operations is included in this Form 10-K because it is one of the measures through which we assess our financial performance. EBITDA from continuing operations as presented may not be comparable to other similarly titled measures used by other companies. A reconciliation of EBITDA from continuing operations to GAAP financial information is provided in the table below.

	Year Ended December 31,
	2008	2007	2006	2005	2004
Reconciliation of non-GAAP financial measure:
Income from continuing operations attributable to Willbros Group, Inc.	$40,875	$(30,537)	$(25,661)	$(32,784)	$4,926
Interest, net	9,032	6,055	11,820	6,096	3,946
Provision (benefit) for income taxes	25,942	14,503	2,308	1,668	(1,027)
Depreciation and amortization	44,903	20,675	12,430	11,688	9,776
Goodwill impairment	62,295	-	-	-	-
EBITDA from continuing operations	$183,047	$10,696	$897	$(13,332)	$17,621